EXHIBIT 2.3

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                                NHP INCORPORATED
                           8065 Leesburg Pike, Suite 400
                              Vienna, Virginia 22182

                                 July 12, 1996


To:  HAMILTON HOUSE, INC. ("HH Inc."), a Florida corporation
     HAMILTON HOUSE FUNDING LIMITED PARTNERSHIP ("HHF LP"),
       a Florida limited partnership
     PREFERRED RETIREMENT COMMUNITIES, INC. ("PRC Inc."), a Florida
       corporation
     STEPHEN A. GOLDBERG
     DAVID H. MAINGUY
     ROBERT H. MAINGUY
     DIANA L. GOLDBERG
     (all of the foregoing hereinafter jointly and severally referred to as "Seller")


This notice of delegation of rights and obligations is made and delivered by NHP Incorporated ("Buyer") in accordance with Section 10.2 of that certain Purchase Agreement (the "Agreement"), dated June 28, 1996. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

Seller and Owner are hereby instructed, at Closing, to sell, convey and assign the Rights set forth below to the entities set forth below.

Right                         Assignor                Assignee
- -----                         --------                --------

Goldberg CDM loans            Stephen A. Goldberg     NHP-HDV 20, Inc.
                                                      a Virginia corporation

Goldberg HH loans             Stephen A. Goldberg     NHP-HDV 20, Inc.
                                                      a Virginia corporation

PHH Inc. stock - 50%          Robert H. Mainguy       NHP Incorporated
                                                      a Delaware corporation

PHH Inc. stock - 50%          David H. Mainguy        NHP Incorporated
                                                      a Delaware corporation

PHH LP interest - 49.9%       Diana L. Goldberg       PHH, Inc.
                                                      a Florida corporation

PHH LP interest - 0.1%        Diana L. Goldberg       NHP Incorporated
                                                      a Delaware corporation

HHF LP loans                  Hamilton House Funding  NHP-HDV 21, Inc.

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                              Limited Partnership     a Virginia corporation

HH Inc. stock                 Stephen A. Goldberg     NHP Real Estate
                                                       Corporation
(executed in blank)                                   a Delaware corporation

CDM Inc. stock                Stephen A. Goldberg     NHP Real Estate
                                                       Corporation
(executed in blank)                                   a Delaware corporation

HH Inc. stock proxy           Stephen A. Goldberg     NHP Real Estate
                                                       Corporation
                                                      a Delaware corporation

CDM Inc. stock proxy          Stephen A. Goldberg     NHP Real Estate
                                                       Corporation
                                                      a Delaware corporation

New CDM Management Agmt.      Preferred Retirement    NHP Florida Management
                                                       Co., Inc.
                              Communities, Inc.       a Florida corporation

New HH Management Agmt.        Preferred Retirement   NHP Florida Management
                                                       Co., Inc.
                               Communities, Inc.      a Florida corporation

The following entities shall, at Closing, assume the liabilities set forth below:

Liability                      Obligee                Obligor
- ---------                      -------                -------

Purchase Money Promissory      Per Agreement          NHP Incorporated
Notes, per Agreement 1.2.A    Schedule 1.2.A         a Delaware corporation

Stephen A. Goldberg Note to    HH Inc.                NHP Real Estate
                                                       Corporation
HH Inc., per Agreement 6.3.B                         a Delaware corporation

Stephen A. Goldberg Note to    CDM Inc.               NHP Real Estate
                                                       Corporation
CDM Inc., per Agreement 6.3.C                        a Delaware corporation

                                            Very truly yours,

                                            NHP INCORPORATED


                                            By:
                                               --------------------------
                                               Linda Davenport,
                                               Executive Vice President

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